news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
OCTOBER 27, 2023
Chevron Reports Third Quarter 2023 Results
•Reported earnings of $6.5 billion; adjusted earnings of $5.7 billion
•Acquired PDC Energy, Inc. and majority interest in ACES Delta, LLC
•Record year-to-date cash returned to shareholders of $20.0 billion
•Announced agreement to acquire Hess Corporation
San Ramon, Calif., October 27, 2023 – Chevron Corporation (NYSE: CVX) reported earnings of $6.5 billion ($3.48 per share - diluted) for third quarter 2023, compared with $11.2 billion ($5.78 per share - diluted) in third quarter 2022. Included in the current quarter were a one-time tax benefit of $560 million in Nigeria and pension settlement costs of $40 million. Foreign currency effects increased earnings by $285 million. Adjusted earnings of $5.7 billion ($3.05 per share - diluted) in third quarter 2023 compared to adjusted earnings of $10.8 billion ($5.56 per share - diluted) in third quarter 2022. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

					YTD
	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Total Earnings / (Loss)	$ MM	$6,526	$6,010	$11,231	$19,110	$29,112
Upstream	$ MM	$5,755	$4,936	$9,307	$15,852	$24,798
Downstream	$ MM	$1,683	$1,507	$2,530	$4,990	$6,383
All Other	$ MM	$(912)	$(433)	$(606)	$(1,732)	$(2,069)
Earnings Per Share - Diluted	$/Share	$3.48	$3.20	$5.78	$10.14	$14.95
Adjusted Earnings (1)	$ MM	$5,721	$5,775	$10,784	$18,240	$28,692
Adjusted Earnings Per Share - Diluted (1)	$/Share	$3.05	$3.08	$5.56	$9.68	$14.74
Cash Flow From Operations (CFFO)	$ B	$9.7	$6.3	$15.3	$23.2	$37.1
CFFO Excluding Working Capital (1)	$ B	$8.9	$9.4	$13.7	$27.4	$35.9
(1) See non-GAAP reconciliation in attachments
“We delivered another quarter of solid financial results and strong cash returns to shareholders,” said Mike Wirth, Chevron’s chairman and chief executive officer. Earnings have exceeded $5 billion, and ROCE has been greater than 12 percent for nine consecutive quarters. Cash returned to shareholders totaled $20 billion year-to-date, 27 percent higher than last year’s record total for the same period.
“The acquisition of PDC Energy strengthened our position in important U.S. production basins,” Wirth continued. The DJ Basin now ranks among Chevron’s top-five producing assets. “We also acquired a majority stake in ACES Delta, LLC, the United States’ largest green hydrogen production and storage hub,” Wirth commented.
“Chevron is delivering strong financial results while also investing to profitably grow our traditional and new energy businesses to drive superior value for shareholders,” Wirth concluded.
Financial and Business Highlights

					YTD
	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Return on Capital Employed (ROCE)%		14.5%	13.4%	25.0%	14.0%	22.3%
Capital Expenditures (Capex)	$ B	$4.7	$3.8	$3.0	$11.5	$8.1
Affiliate Capex	$ B	$0.8	$1.0	$0.8	$2.7	$2.4
Free Cash Flow (1)	$ B	$5.0	$2.5	$12.3	$11.7	$29.0
Free Cash Flow ex. working capital (1)	$ B	$4.2	$5.7	$10.7	$15.9	$27.8
Debt Ratio (end of period)%		11.1%	12.0%	13.0%	11.1%	13.0%
Net Debt Ratio (1) (end of period)%		8.1%	7.0%	4.9%	8.1%	4.9%
Net Oil-Equivalent Production	MBOED	3,146	2,959	3,027	3,028	2,995
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Third quarter 2023 earnings decreased compared to third quarter 2022 primarily due to lower upstream realizations and lower margins on refined product sales.
•Sales and other operating revenues in third quarter 2023 were $51.9 billion, down from $63.5 billion in the year-ago period primarily due to lower commodity prices.
•Worldwide net oil-equivalent production was up 4 percent from the year-ago quarter primarily due to the acquisition of PDC Energy, Inc.
•Capex in the third quarter of 2023 was up over 50 percent from the year-ago period. This includes approximately $400 million of inorganic spend largely due to the acquisition of a majority stake in ACES Delta, LLC, but excludes the acquisition of PDC Energy, Inc.
•Quarterly shareholder distributions were $6.2 billion during the quarter, including dividends of $2.9 billion and share repurchases of $3.4 billion. Share repurchases were lower than the prior quarter due to restrictions related to the acquisition of PDC Energy, Inc.
•The company’s Board of Directors declared a quarterly dividend of one dollar and fifty-one cents ($1.51) per share, payable December 11, 2023, to all holders of common stock as shown on the transfer records of the corporation at the close of business on November 17, 2023.
Business Highlights
•Completed the acquisition of PDC Energy, Inc., enhancing the company’s strong presence in the DJ and Permian Basins in the United States.
•Completed the acquisition of a majority stake in ACES Delta, LLC, which is developing a lower carbon intensity hydrogen production and storage hub in Utah.
•Converted the diesel hydrotreater at the El Segundo, California refinery to process either 100 percent renewable or traditional feedstocks.
•Started operations on a solar power project with a joint venture partner in New Mexico to provide lower carbon energy for the Permian Basin.
•Announced a definitive agreement to acquire Hess Corporation, which is expected to strengthen Chevron’s long-term performance by adding world-class assets and people.

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Segment Highlights
Upstream

					YTD
U.S. Upstream	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Earnings / (Loss)	$ MM	$2,074	$1,640	$3,398	$5,495	$10,004
Net Oil-Equivalent Production	MBOED	1,407	1,219	1,176	1,265	1,177
Liquids Production	MBD	1,028	916	891	941	886
Natural Gas Production	MMCFD	2,275	1,817	1,708	1,947	1,747
Liquids Realization	$/BBL	$62	$56	$76	$59	$80
Natural Gas Realization	$/MCF	$1.39	$1.23	$7.05	$1.69	$5.76
•U.S. upstream earnings were lower than a year ago, primarily on lower realizations partially offset by earnings associated with PDC Energy, Inc.
•U.S. net oil-equivalent production was up 20 percent from third quarter 2022 and set a new quarterly record, primarily due to the acquisition of PDC Energy, Inc., which added 179,000 oil-equivalent barrels per day during the quarter, and net production increases in the Permian Basin.

					YTD
International Upstream	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Earnings / (Loss) (1)	$ MM	$3,681	$3,296	$5,909	$10,357	$14,794
Net Oil-Equivalent Production	MBOED	1,739	1,740	1,851	1,763	1,817
Liquids Production	MBD	803	827	816	826	824
Natural Gas Production	MMCFD	5,616	5,478	6,212	5,621	5,960
Liquids Realization	$/BBL	$76	$68	$89	$71	$95
Natural Gas Realization	$/MCF	$6.96	$7.50	$10.36	$7.81	$9.56
(1) Includes foreign currency effects	$ MM	$584	$10	$440	$538	$899
•International upstream earnings were lower than a year ago primarily due to lower realizations and lower sales volumes, partially offset by a favorable one-time tax benefit of $560 million in Nigeria and foreign currency effects.
•Net oil-equivalent production was down 112,000 barrels per day from a year earlier primarily due to higher impacts from turnarounds, shutdowns and normal field declines.

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Downstream

					YTD
U.S. Downstream	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Earnings / (Loss)	$ MM	$1,376	$1,081	$1,288	$3,434	$4,214
Refinery Crude Oil Inputs	MBD	961	962	779	938	858
Refined Product Sales	MBD	1,303	1,295	1,248	1,283	1,226
•U.S. downstream earnings were higher compared to a year ago primarily due to higher margins on refined product sales.
•Refinery crude oil inputs increased 23 percent from the year-ago period primarily due to the absence of 2022 turnaround activity at the Richmond, California refinery.
•Refinery product sales were up 4 percent from the year-ago period, primarily due to higher demand for jet fuel.

					YTD
International Downstream	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Earnings / (Loss) (1)	$ MM	$307	$426	$1,242	$1,556	$2,169
Refinery Crude Oil Inputs	MBD	625	623	651	625	635
Refined Product Sales	MBD	1,431	1,453	1,437	1,448	1,367
(1) Includes foreign currency effects	$ MM	$24	$4	$179	$46	$347
•International downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales and lower favorable foreign currency effects.
•Refinery crude oil inputs decreased 4 percent from the year-ago period as refinery runs decreased due to planned shutdowns.
•Refinery product sales were flat relative to the year-ago period due to higher jet fuel sales resulting from increased air travel offset by lower demand for gasoline.

All Other

					YTD
All Other	Unit	3Q 2023	2Q 2023	3Q 2022	3Q 2023	3Q 2022
Net charges (1)	$ MM	$(912)	$(433)	$(606)	$(1,732)	$(2,069)
(1) Includes foreign currency effects	$ MM	$(323)	$(4)	$5	$(329)	$(172)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to unfavorable foreign currency effects and unfavorable tax items, partially offset by lower pension settlement costs.

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Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of third quarter 2023 earnings with security analysts will take place on Friday, October 27, 2023, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the war between Israel and Hamas and the global response to these hostilities; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war (including the war between Israel and Hamas and related military operations), accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of the company and PDC Energy, Inc. and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the risk that Hess Corporation (Hess) stockholders do not approve the potential transaction, and the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the potential transaction, including as a result of regulatory approvals; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME(1)
	Three Months Ended September 30,		Nine Months Ended September 30,
REVENUES AND OTHER INCOME	2023	2022	2023	2022
Sales and other operating revenues	$51,922	$63,508	$147,980	$181,194
Income (loss) from equity affiliates	1,313	2,410	4,141	6,962
Other income (loss)	845	726	1,648	1,623
Total Revenues and Other Income	54,080	66,644	153,769	189,779
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	32,328	38,751	90,719	112,846
Operating expenses (2)	7,553	7,593	21,717	21,430
Exploration expenses	301	116	660	521
Depreciation, depletion and amortization	4,025	4,201	11,072	11,555
Taxes other than on income	1,021	1,046	3,158	3,168
Interest and debt expense	114	128	349	393
Total Costs and Other Deductions	45,342	51,835	127,675	149,913
Income (Loss) Before Income Tax Expense	8,738	14,809	26,094	39,866
Income tax expense (benefit)	2,183	3,571	6,926	10,636
Net Income (Loss)	6,555	11,238	19,168	29,230
Less: Net income (loss) attributable to noncontrolling interests	29	7	58	118
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$6,526	$11,231	$19,110	$29,112

(1) Prior year data has been reclassified in certain cases to conform to the 2023 presentation basis.
(2) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$3.48	$5.81	$10.18	$15.02
- Diluted	$3.48	$5.78	$10.14	$14.95
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,870,963	1,932,238	1,876,532	1,938,524
- Diluted	1,877,104	1,940,002	1,884,407	1,947,201

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,874 million and 1,901 million at September 30, 2023, and December 31, 2022, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Upstream
United States	$2,074	$3,398	$5,495	$10,004
International	3,681	5,909	10,357	14,794
Total Upstream	5,755	9,307	15,852	24,798
Downstream
United States	1,376	1,288	3,434	4,214
International	307	1,242	1,556	2,169
Total Downstream	1,683	2,530	4,990	6,383
All Other	(912)	(606)	(1,732)	(2,069)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$6,526	$11,231	$19,110	$29,112

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$5,797	$17,678
Marketable securities	$141	$223
Total assets	$263,927	$257,709
Total debt	$20,559	$23,339
Total Chevron Corporation stockholders' equity	$165,265	$159,282
Noncontrolling interests	$983	$960

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$185,824	$182,621
Debt ratio (Total debt / Total debt plus stockholders’ equity)	11.1%	12.8%

Adjusted debt (Total debt less cash and cash equivalents and marketable securities)	$14,621	$5,438
Adjusted debt plus total stockholders’ equity	$179,886	$164,720
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	8.1%	3.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total reported earnings	$6,526	$11,231	$19,110	$29,112
Non-controlling interest	29	7	58	118
Interest expense (A/T)	104	117	321	363
ROCE earnings	6,659	11,355	19,489	29,593
Annualized ROCE earnings	26,636	45,420	25,985	39,457
Average capital employed*	183,810	182,033	185,194	177,289
ROCE	14.5%	25.0%	14.0%	22.3%
*Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
CAPEX BY SEGMENT	2023	2022	2023	2022
United States
Upstream	$3,020	$1,828	$7,234	$4,664
Downstream	408	279	1,118	1,117
Other	97	54	218	182
Total United States	3,525	2,161	8,570	5,963

International
Upstream	1,080	784	2,742	1,885
Downstream	66	47	144	282
Other	2	3	12	9
Total International	1,148	834	2,898	2,176
CAPEX	$4,673	$2,995	$11,468	$8,139

AFFILIATE CAPEX (not included above):
Upstream	$539	$593	$1,793	$1,772
Downstream	300	253	891	608
AFFILIATE CAPEX	$839	$846	$2,684	$2,380

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended September 30,		Nine Months Ended September 30,

OPERATING ACTIVITIES	2023	2022	2023	2022
Net Income (Loss)	$6.6	$11.2	$19.2	$29.2
Adjustments
Depreciation, depletion and amortization	4.0	4.2	11.1	11.6
Distributions more (less) than income from equity affiliates	(0.9)	(1.6)	(2.3)	(4.8)
Loss (gain) on asset retirements and sales	(0.1)	—	(0.1)	(0.5)
Net foreign currency effects	(0.2)	(0.4)	(0.1)	(0.7)
Deferred income tax provision	(0.1)	0.4	1.3	1.7
Net decrease (increase) in operating working capital	0.8	1.6	(4.2)	1.2
Other operating activity	(0.3)	(0.1)	(1.7)	(0.7)
Net Cash Provided by Operating Activities	$9.7	$15.3	$23.2	$37.1

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	0.1	—	0.1	(2.9)
Capital expenditures (Capex)	(4.7)	(3.0)	(11.5)	(8.1)
Proceeds and deposits related to asset sales and returns of investment	0.1	0.1	0.4	2.5
Other investing activity	0.1	0.1	(0.2)	0.1
Net Cash Used for Investing Activities	$(4.4)	$(2.8)	$(11.2)	$(8.4)

FINANCING ACTIVITIES
Net change in debt	(2.4)	(2.5)	(4.1)	(8.2)
Cash dividends — common stock	(2.9)	(2.7)	(8.5)	(8.3)
Shares issued for share-based compensation	0.1	0.1	0.2	5.5
Shares repurchased	(3.4)	(3.8)	(11.5)	(7.5)
Distributions to noncontrolling interests	—	(0.1)	—	(0.1)
Net Cash Provided by (Used for) Financing Activities	$(8.6)	$(9.0)	$(23.9)	$(18.5)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	—	(0.1)	(0.2)	(0.3)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(3.4)	$3.3	$(12.1)	$9.9

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$9.7	$15.3	$23.2	$37.1
Less: Net decrease (increase) in operating working capital	0.8	1.6	(4.2)	1.2
Cash Flow from Operations Excluding Working Capital	$8.9	$13.7	$27.4	$35.9

Net Cash Provided by Operating Activities	$9.7	$15.3	$23.2	$37.1
Less: Capital expenditures	4.7	3.0	11.5	8.1
Free Cash Flow	$5.0	$12.3	$11.7	$29.0
Less: Net decrease (increase) in operating working capital	0.8	1.6	(4.2)	1.2
Free Cash Flow Excluding Working Capital	$4.2	$10.7	$15.9	$27.8
(1) Totals may not match sum of parts due to presentation in billions.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022			Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$2,074			$3,398			$5,495			$10,004
Int'l Upstream			3,681			5,909			10,357			14,794
U.S. Downstream			1,376			1,288			3,434			4,214
Int'l Downstream			307			1,242			1,556			2,169
All Other			(912)			(606)			(1,732)			(2,069)
Net Income (Loss) Attributable to Chevron			$6,526			$11,231			$19,110			$29,112

SPECIAL ITEMS
U.S. Upstream
Early contract termination	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(765)	$165	$(600)
Int'l Upstream
Asset sale gains	—	—	—	—	—	—	—	—	—	328	(128)	200
Tax items	—	560	560	—	—	—	—	655	655	—	—	—
All Other
Pension settlement costs	(53)	13	(40)	(233)	56	(177)	(53)	13	(40)	(331)	77	(254)
Total Special Items	$(53)	$573	$520	$(233)	$56	$(177)	$(53)	$668	$615	$(768)	$114	$(654)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$584			$440			$538			$899
Int'l Downstream			24			179			46			347
All Other			(323)			5			(329)			(172)
Total Foreign Currency Effects			$285			$624			$255			$1,074

ADJUSTED EARNINGS/(LOSS) *
U.S. Upstream			$2,074			$3,398			$5,495			$10,604
Int'l Upstream			2,537			5,469			9,164			13,695
U.S. Downstream			1,376			1,288			3,434			4,214
Int'l Downstream			283			1,063			1,510			1,822
All Other			(549)			(434)			(1,363)			(1,643)
Total Adjusted Earnings/(Loss)			$5,721			$10,784			$18,240			$28,692

Total Adjusted Earnings/(Loss) per share			$3.05			$5.56			$9.68			$14.74

* Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.